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NEWS RELEASE

FOR IMMEDIATE RELEASE                         For Further Information Contact:
May 22, 1998                                  Stan Green
                                              Executive Vice President - Finance
                                               and Corporate Development
                                              (501) 521-1141


              SOUTHWESTERN ENERGY NAMES HAROLD M. KORELL PRESIDENT

     Fayetteville,  Arkansas - May 22, 1998...Southwestern Energy Company (NYSE:
SWN) announced today the appointment of Harold M. Korell as President and Chief Operating Officer of Southwestern Energy Company and its subsidiaries. Mr. Korell joined Southwestern in April, 1997, as Executive Vice President and Chief Operating Officer.

     Commenting on the appointment, Charles E. Scharlau, Chairman and Chief Executive Officer of Southwestern stated, "Harold Korell's broad range of experience in the management of successful E&P programs is a great asset to Southwestern. Mr. Korell's vision, leadership and well-balanced perspective will be instrumental in leading Southwestern's continuing development and growth."

     Prior to joining Southwestern, Mr. Korell was Senior Vice President - Operations of American Exploration Company. Earlier, he was Executive Vice President of McCormick Resources and held various technical and managerial positions with Tenneco Oil Company and Mobil Corporation. Mr. Korell is a graduate of the Colorado School of Mines with a Professional Degree in Chemical and Petroleum Engineering.

     Southwestern Energy Company is a diversified natural gas company engaged in gas and oil exploration and production, natural gas gathering, transmission, and marketing, and natural gas distribution.

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